UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Material
☐ Soliciting Material Pursuant to §240.14a-12
CENTERSPACE

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT FOR THE
CENTERSPACE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2025
April 22, 2025
This Supplemental Information supplements the Definitive Proxy Statement of Centerspace (the “Company”) filed with the Securities and Exchange Commission on April 4, 2025 (the “Proxy Statement”), related to the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 14, 2025, at 11:00 a.m. Central Daylight Time, virtually, via a live webcast accessible on the Internet at www.virtualshareholdermeeting.com/CSR2025. Please read the complete Proxy Statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the proxy is exercised at the Annual Meeting by giving new voting instructions as described in more detail in the Proxy Statement.
Dear Fellow Shareholders:
The 2025 Annual Meeting of Shareholders of Centerspace will be held on Wednesday, May 14, 2025 at 11:00 a.m. Central Daylight Time, virtually, via a live webcast accessible on the Internet at www.virtualshareholdermeeting.com/CSR2025. We are writing to ask for your support for Proposal 3, to approve the Centerspace 2025 Incentive Plan (the “2025 Plan”), to be voted on at the Annual Meeting. As noted in the Proxy Statement, our Board of Trustees recommended that you cast your vote FOR Proposal 3.
We are aware that Institutional Shareholder Services (“ISS”), a proxy advisory firm, has recommended shareholders vote against Proposal 3. We believe that this is because ISS’s report assumes that all common shares of beneficial interest of the Company (“Shares”) remaining available for grant as of December 31, 2024 under the Company’s 2015 Amended and Restated Incentive Plan (the “2015 Plan”) have been or may be granted between December 31, 2024 and the June 1, 2025 effective date of the 2025 Plan (the “Effective Date”), even if the 2025 Plan is approved by our shareholders at the Annual Meeting. It was not, and is not, the Company’s intention to grant those Shares remaining available under the 2015 Plan as of April 2, 2025 prior to the Effective Date.
As noted in the Proxy Statement, the maximum number of Shares authorized for issuance under the 2025 Plan is 650,000. The Company confirms and commits that no Shares have been granted under the 2015 Plan on or after April 2, 2025 and that no Shares will be granted under the 2015 Plan from April 2, 2025 through the Effective Date unless the 2025 Plan is not approved by shareholders at the Annual Meeting, in which case the Company may grant shares under the 2015 Plan following the Annual Meeting. In addition, no future awards will be granted under the 2015 Plan if the 2025 Plan is approved by shareholders at the Annual Meeting. Thus, if the 2025 Plan is approved, the remaining Share reserve under the 2015 Plan will no longer be available for future grant. Therefore, the Shares remaining available under the 2015 Plan should not be considered in calculating the Company’s shareholder value transfer (“SVT”), the dilutive effect of the Company’s equity compensation plans, or the anticipated duration of the requested Share reserve under the 2025 Plan.

As of April 2, 2025:
•16,735,009 Shares were outstanding;
•351,709 Shares remained available for future awards under the 2015 Plan, including any impact from fungible counting provisions, that will no longer be available upon approval of the 2025 Plan; and
•the following equity awards were outstanding under the 2015 Plan:

Full-Value Awards Outstanding	Appreciation Awards Outstanding	Weighted Average Exercise Price of Appreciation Awards	Weighted Average Remaining Term of Appreciation Awards
102,105[1]	117,010[2]	$71.41	5.46 years
(1)Consists of outstanding restricted stock units (RSUs) and performance share units (PSUs). Includes 43,041 Shares subject to unearned PSUs (assuming target performance) that will vest and become issuable upon the attainment of the designated performance objectives. As of April 2, 2025, no unsettled earned PSUs were outstanding.
(2)Consists of options to purchase Shares.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 TO APPROVE THE CENTERSPACE 2025 INCENTIVE PLAN.
Your vote is important. Please carefully consider the information included in our Proxy Statement, as well as matters discussed above, and vote in favor of the proposals included in the Proxy Statement, including in favor of Proposal No. 3 relating to the 2025 Plan.
Our Proxy Statement, including these additional proxy materials, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at www.proxyvote.com or in the Investor Relations section of our website (ir.centerspacehomes.com).